                                [GRAPHIC OMITTED]

                        JARDINE FLEMING INDIA FUND, INC.
                                51 W. 52nd Street
                              New York, N.Y. 10019





                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 11, 2000


     TO THE STOCKHOLDERS OF JARDINE FLEMING INDIA FUND, INC.:

     Notice is hereby given that the Annual Meeting (the "Meeting") of Stockholders of Jardine Fleming India Fund, Inc. (the "Company") will be held at One Liberty Plaza, 39th Floor Conference Center, New York, N.Y. 10006, on Thursday, May 11, 2000 at 11:00 a.m. for the following purposes:


          (1) to elect two Class II directors of the Company, to hold office for a term expiring on the date of the annual meeting of stockholders in 2003 or until respective successors have been duly elected and qualified.

          (2) to consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year 2000; and

          (3) to consider and act upon such other business as may properly come before the Meeting or any adjournments thereof.

     The Board of Directors have fixed March 21, 2000 as the record date for determination of stockholders entitled to notice of and to vote at the Meeting or any adjournments thereof.



                       BY ORDER OF THE BOARD OF DIRECTORS

                                   [GRAPHIC OMITTED]


                                    Julian M.I. Reid
                                      Chairman

March 27, 2000

--------------------------------------------------------------------------------
YOUR VOTE IS IMPORTANT - TO AVOID THE UNNECESSARY EXPENSE OF FURTHER SOLICITATION, PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF JARDINE FLEMING INDIA FUND, INC.
--------------------------------------------------------------------------------

                        JARDINE FLEMING INDIA FUND, INC.


                               [GRAPHIC OMITTED]


                                51 W. 52nd Street
                              New York, N.Y. 10019



                                 PROXY STATEMENT

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Jardine Fleming India Fund, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders (the "Meeting") of the Company to be held at One Liberty Plaza, 39th Floor Conference Center, New York, N.Y. 10006, on Thursday, May 11, 2000 at 11:00 a.m. or any adjournments thereof, for the following purposes:

     (1) to elect two Class II directors of the Company, to hold office for the term indicated or until respective successors have been duly elected and qualified.

     (2) to consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for fiscal year 2000; and

     (3) to consider and act upon such other business as may properly come before the Meeting or any adjournments thereof.

     The enclosed Proxy Card and this Proxy Statement are first being sent to stockholders on or about March 27, 2000.

     The Board has selected Mr. Julian M.I. Reid and Mr. Paul H. Schubert, and either of them, to act as proxies with full power of substitution. All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are marked, shares represented by the proxies will be voted "FOR" all the proposals. Any proxy may be revoked at any time prior to the exercise thereof by submitting another proxy bearing a later date or by giving written notice to the Secretary of the Company at the New York address indicated above or by voting in person at the Meeting.

     The Board has fixed the close of business on March 21, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournments thereof. At that date there were 10,178,769 shares of Common Stock, par value $0.001 per share outstanding and entitled to vote. Stockholders of the Company on that date will be entitled to one vote on each matter to be voted for each share held (and one such vote for each director to be elected), with no shares having cumulative voting rights. Abstentions and "broker non-votes" (as defined below) are counted for purposes of determining whether a quorum is present for purposes of convening the meeting. "Broker non-votes" are shares held by a broker or nominee for which an executed proxy is received by the Company but are not voted as to one or more proposals because instructions have not been received from the beneficial owners or persons entitled to vote, and the broker or nominee does not have discretionary voting power. For proposals 1 and 2, which must be approved by a percentage of votes cast on each proposal, abstentions and broker non-votes will not be counted as "votes cast" on the proposal and will have no effect on the result of the vote.

     The principal executive offices of the Company are located at 51 W. 52nd Street, New York, N.Y. 10019.

     The Company's Investment Adviser is Jardine Fleming International Management Inc. The Investment Adviser's principal offices are located at Road Town, Tortola, British Virgin Islands.

     The Company's Administrator is Mitchell Hutchins Asset Management Inc. The Administrator's principal offices are located at 51 W. 52nd Street, New York, N.Y. 10019.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTOR

     All six current members of the Board have been elected or appointed to serve for varying terms of one to three years as indicated by Classes I, II or III, or until their respective successors have been duly elected and qualified. The terms of the Class II directors, Mr. Jean Jocelyn de Chasteauneuf and Dr. Ashok V. Desai, expire at the Meeting. Mr. de Chasteauneuf and Dr. Desai have been nominated to be elected to serve as Class II directors for a term of three years. Mr. A. Douglas Eu was elected the President of the Company on July 22, 1999, while Mr. Julian M.I. Reid, the former President, became the Chairman of the Company effective July 22, 1999.

     It is intended that all proxies received, unless otherwise indicated, will be voted for the election of the nominees, further particulars of whom are included in the table on the next page. The affirmative vote of a plurality of the shares present at the Meeting and entitled to vote is required to elect each nominee. THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES.

     The Board knows of no reason why the nominees will be unable to serve. If any nominee should become unable to serve, the proxies will be voted for the election of such person as may be designated by the Board to replace such nominee.

     As of March 21, 2000, the following directors owned shares of Common Stock of the Company:


            NAME                          NUMBER OF SHARES HELD
            Timothy R.H. Kimber                   2,500
            Julian M.I. Reid                      1,000

     None of the other directors or officers of the Company had any beneficial ownership in any stock of the Company, and the officers and directors as a group own less than 1% of the Common Stock of the Company.

     There have been no purchases or sales by any director or nominee for election as director of securities of the Investment Adviser or its parents or subsidiaries of either, exceeding 1% of the outstanding securities of any class of such entities since December 1, 1998.

     Mr. A. Douglas Eu has been the Chief Operations Officer and the Secretary of the Investment Adviser since 1992, and Mr. Julian M.I. Reid served as a director of Jardine Fleming International Holdings Limited through June 30, 1998.

     No other director or nominee for election as director or officer of the Company is, or was during the past five years, an officer, employee, director, general partner or shareholder of the Investment Adviser.

     No director or nominee for election as director or officer owns any securities or has had during the past five years, any other material direct or indirect interest in the Investment Adviser or any person controlling, controlled by, or under common control with the Investment Adviser.

     No director or nominee for election as director has had during the past five years any material direct or indirect interest in the Company's Administrator.

     No director or nominee for election as director has or has had any material direct or indirect interest in any material transactions, or in any proposed material transactions, to which the Investment Adviser, the Administrator, any parent or subsidiary of such entities or any subsidiary of such entities was or is to be a party.

     There are no material pending legal proceedings to which any director or nominee for election as director or affiliated person of any director or nominee for election as director is a party adverse to the Company or any of its affiliated persons or has a material interest adverse to the Company or any of its affiliated persons.

     The following table represents information concerning the Board, including the persons nominated by the Board for election as directors of the Company. The information includes their positions and principal occupations during the last five years. Each director or nominee who is an "interested person" within the meaning of Section 2(a)(19) of the Investment Company Act of 1940 (the "1940 Act") is indicated by an asterisk ("*") preceding his name.



        NAME, CLASS AND AGE (1)                PRINCIPAL OCCUPATIONS OR EMPLOYMENT IN PAST FIVE YEARS
---------------------------------------------------------------------------------------------------------
 Julian M.I. Reid (3) (4)                 Chief Executive Officer of Anglo American Asset
 Class I, Age: 55                         Management Limited; Chairman of the Board of the
                                          Company; Director of Jardine Fleming China Region Fund,
                                          Inc., JF Philippine Fund Inc., and JF Indonesia Fund Inc.;
                                          former Director of Jardine Fleming International Holdings
                                          Limited and Jardine Fleming Investment Management
                                          Limited.
---------------------------------------------------------------------------------------------------------
Jean Jocelyn de Chasteauneuf (2) (4)      Adviser to the Executive Committee of the Mauritius
 Class II, Age: 62                        Commercial Bank Limited; Director of Union Commercial
                                          Bank of the Malagasy Republic; former Director of Banque
                                          Internationale des Mascaseignes Ltee.
---------------------------------------------------------------------------------------------------------
 Ashok V. Desai (2) (4)                   Consultant Editor of Business Standard; former Secretary and
 Class II, Age: 64                        Chief Consultant, Ministry of Finance, Government of India
                                          (1991-93).
---------------------------------------------------------------------------------------------------------
*A. Douglas Eu (3)                        President (effective July 22, 1999) of the Company; Chief
 Class III, Age: 38                       Operations Officer and Secretary of the Investment Adviser;
                                          Director of Jardine Fleming China Region Fund, Inc., JF
                                          Philippine Fund Inc., and JF Indonesia Fund Inc.; former
                                          Director of Jardine Fleming Investment Management
                                          Limited.
---------------------------------------------------------------------------------------------------------
 Timothy R.H. Kimber (2) (4)              Chairman of Dartmoor Investment Trust Plc., Exeter
 Class I, Age: 63                         Preferred Capital Investment Trust Plc., Martin Currie Pacific
                                          Trust Plc. and Taiwan Opportunity Fund; Director of New
                                          Zealand Investment Trust Plc., Invesco Japan Discovery Trust
                                          Plc., Adam & Company Investment & Management Ltd.,
                                          Border Asset Management Ltd., Noble Group Ltd., and The
                                          Cumberland Building Society; Deputy Treasurer of Lancaster
                                          University.
---------------------------------------------------------------------------------------------------------
 E. L. Rene Noel (2) (4)                  Chairman of Mauritius Sugar Industry Research Institute;
 Class III, Age: 75                       Director of Central Electricity Board and Member of the
                                          Mauritius Sugar Authority, International Sugar Consultant;
                                          former Chairman and Managing Director of
                                          Compagnie de Beau-Vallon Group of Companies.
---------------------------------------------------------------------------------------------------------

     (1) The Class II directors' term of office expires at the Meeting with the position then becoming one for a subsequent three-year term; the Class III directors' term of office expires at the 2001 Annual Meeting with the position then becoming one for subsequent three-year terms; and the Class I directors' term of office expires at the 2002 Annual Meeting with the position then becoming one for subsequent three-year terms.


     (2) Denotes member of the Audit Committee of the Board.


     (3) Denotes member of the Pricing Committee of the Board.


     (4) Denotes member of the Management Engagement Committee of the Board.

     The Board has an Audit Committee which reviews with management and the independent accountants for the Company, among other things, the scope of the audit and the controls of the Company and its agents, reviews and approves in advance the type of services to be rendered by the independent accountants, recommends the selection of independent accountants for the Company to the Board, and in general considers and reports to the Board on matters regarding the Company's accounting and bookkeeping practices. The Audit Committee members are Mr. Jean Jocelyn de Chasteauneuf, Dr. Ashok Desai, Mr. Timothy R.H. Kimber and Mr. E.L. Rene Noel. The Audit Committee met two times during the period from December 1, 1998 through November 30, 1999 ("Fiscal Year 1999") with each committee member attending both meetings. The Board does not have a Nominating Committee or a Compensation Committee.

     A Pricing Committee was established by the Board of Directors at the Board meeting held on July 17, 1998. Mr. Julian M.I. Reid and Mr. A. Douglas Eu were appointed as members of this Committee with effect from July 17, 1998. The Pricing Committee considers pricing and valuation policy issues and reviews bonus issue offerings. The quorum requirement was set at any one member.

     A Management Engagement Committee was established by the Board of Directors at the Board meeting held on October 20, 1998, comprising all independent directors. The Management Engagement Committee evaluates the investment performance of the Company's portfolio and considers the renewal of the Company's investment management contract for an additional one-year period. During Fiscal Year 1999, this committee met once with Mr. Jean Jocelyn de Chasteauneuf, Dr. Ashok V. Desai, Mr. Timothy R.H. Kimber, Mr. E.L. Rene Noel and Mr. Julian M.I. Reid in attendance.

     During Fiscal Year 1999, the Board met four times. Each director attended all four of the meetings of the Board.

     In addition to Mr. Eu, the executive officers listed below hold the following positions with the Company:




 NAME, AGE, TITLE AND DATE OF APPOINTMENT      PRINCIPAL OCCUPATIONS OR EMPLOYMENT IN PAST FIVE YEARS
---------------------------------------------------------------------------------------------------------
Mr. Paul H. Schubert                       Senior Vice President and Director of the mutual fund
Age: 37                                    finance department of Mitchell Hutchins Asset Management
Treasurer & Secretary since                Inc.; Treasurer for other investment companies for which
July 9, 1999                               Mitchell Hutchins serves as investment adviser/administrator.

Ms. Joanne Kilkeary                        Vice President of Mitchell Hutchins Asset Management Inc.;
Age: 32                                    Assistant Treasurer for other investment companies for which
Assistant Treasurer since                  Mitchell Hutchins serves as investment adviser/administrator.
January 20, 2000

     Each executive officer is considered an "interested person" within the meaning of Section 2(a)(19) of the 1940 Act.

                                PRINCIPAL HOLDERS

     As of March 21, 2000, to the knowledge of the management of the Company, there were no persons known to be control persons of the Company, as such term is defined in Section 2(a)(9) of the 1940 Act. As of such date, the only persons known to the Company to have record or beneficial ownership of more than 5% of the outstanding common stock are the following:


       NAME AND ADDRESS               AMOUNT OF
     OF RECORD/BENEFICIAL         RECORD/BENEFICIAL       PERCENTAGE OF
            OWNER                     OWNERSHIP         OUTSTANDING SHARES
            -----                     ---------         ------------------
      (Record Owner)
Cede & Co., as nominee for       10,055,817 shares             98.80%
  The Depository Trust Company
P.O. Box 20
Bowling Green Station
New York, NY 10204
     (Beneficial Owners)
President & Fellows of           2,351,000 shares              23.10%
  Harvard College
  600 Atlantic Avenue
  Boston, MA 02210
Barclays Bank PLC                1,082,000 shares              10.63%
  54 Lombard St.
  London ENEC3P3AH


                     COMPENSATION OF DIRECTORS AND OFFICERS+

For the Fiscal Year 1999, the directors received the following compensation from the Company:



                                                                       TOTAL COMPENSATION
                                                                        FROM COMPANY AND
               NAME OF PERSON,                  TOTAL COMPENSATION     FUND COMPLEX WITH
                  POSITION                         FROM COMPANY            TWO FUNDS
                  --------                         ------------            ---------
          1. Julian M. I. Reid,                       $15,634               $29,634
             Chairman and Director
          2. Jean Jocelyn de Chasteauneuf,            $13,500               $13,500
             Director
          3. Dr. Ashok V. Desai,                      $13,500               $13,500
             Director
          4. Timothy R.H. Kimber,                     $13,500               $13,500
             Director
          5. E.L. Rene Noel                           $13,500               $13,500
             Director

----------
+ Only independent board members are compensated by the Company and the Complex; board members who are "interested persons," as defined by the Investment Company Act, do not receive compensation.


     The above compensation from the Company is comprised solely of director's and attendance fees. The fees are paid on the basis of an annual fee of $10,000 plus $500 per meeting attended. In addition, a premium of $2,500 per annum is payable to the Chairman effective July 22, 1999. The Company's directors do not receive any pension or retirement benefits as compensation for their services as directors of the Company. Mr. Eu does not receive such fees because of his affiliation with the Investment Adviser.

     None of the executive officers of the Company received any compensation from the Company during Fiscal Year 1999.

     Section 16(a) of the Securities Exchange Act of 1934 and Section 30(f) of the 1940 Act in combination require the Company's directors and officers, persons who beneficially own more than ten percent of the Company's common stock, and certain other persons to file reports of ownership of the Company's securities and changes in such ownership with the Securities and Exchange Commission and the New York Stock Exchange. To the best of its knowledge, the Company believes that all relevant persons have complied with the applicable filing requirements during Fiscal Year 1999.

                                 PROPOSAL NO. 2
              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers LLP ("PWC") has been selected as the independent accountants by the Board, including a majority of the directors who are not "interested persons" of the Company (as defined in the 1940 Act), to audit the accounts of the Company for and during the period December 1, 1999 through November 30, 2000 ("Fiscal Year 2000") (subject to ratification by the stockholders at the Meeting). PWC served as independent accountants of the Company for 1999. The Board does not know of any direct or indirect financial interest of PWC in the Company.

     A representative of PWC will be present at the Meeting, will have the opportunity to make a statement if he desires to do so, and will be available to answer questions.

     During Fiscal Year 1999, PWC performed various professional services for the Company, including the examination of the financial statements of the Company for that year. PWC has also been engaged to assist with the preparation of the Company's corporate tax returns for Fiscal Year 1999.

     The Audit Committee of the Board recommended the selection of PWC as independent accountants for Fiscal Year 2000 and approved and ratified both the audit and non-audit services provided by the firm and the related fees. The Committee considered the possible effect of the non-audit services on the independence of PWC and concluded there was no effect upon their independence.

     PWC, Mauritius, will audit and issue a report on the financial statements of the Company to be filed in Mauritius in compliance with Mauritian regulations.

     The affirmative vote of a simple majority of shares present and voting at the Meeting is required to ratify the appointment of PWC. THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF PWC AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR 2000.


                       DEADLINE FOR STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 2001 Annual Meeting of the Stockholders of the Company must be received by November 2, 2000, to be included in the Proxy Statement and the form of proxy relating to that meeting; the Company expects that the 2001 Annual Meeting will be held in May of 2001.


                                  OTHER MATTERS

     The Board of the Company knows of no other matters to be presented for action at the Meeting other than those previously mentioned; however, if any other matters properly come before the Meeting, it is intended that the persons named in the accompanying proxy will vote on such other matters in accordance with their judgment of the best interests of the Company.

     All proxies received will be voted in favor of all the proposals, unless otherwise directed therein.


                                  MISCELLANEOUS

     Proxies will be solicited by mail and may be solicited in person or by telephone or telegraph by officers of the Company or personnel of the Investment Adviser. The Company has retained Shareholder Communications Corporation to assist in the proxy solicitation. The cost of their services is estimated at $3,500 plus out-of-pocket expenses. The expenses connected with the solicitation of these proxies and with any further proxies which may be solicited by the Company's officers or agents in person, by telephone or by telegraph will be borne by the Company. The Company will reimburse banks, brokers, and other persons holding the Company's shares registered in their names or in the names of their nominees for their expenses incurred in sending proxy material to and obtaining proxies from the beneficial owners of such shares.

     In the event that sufficient votes in favor of any proposal set forth in the Notice of this Meeting are not received by May 11, 2000, the persons named as attorneys in the enclosed proxy may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournments will require the affirmative vote of the holders of a majority of the shares present in person or by proxy at the session of the Meeting to be adjourned. The persons named as attorneys in the enclosed proxy will vote in favor of such adjournments those proxies which they are entitled to vote in favor of the proposal for which further solicitation of proxies is to be made. They will vote against any such adjournments those proxies required to be voted against such proposal. The costs of any such additional solicitation and of any adjourned session will be borne by the Company.

     THE COMPANY WILL FURNISH, WITHOUT CHARGE, COPIES OF THE ANNUAL REPORT TO STOCKHOLDERS UPON REQUEST. REQUESTS FOR COPIES OF SUCH REPORTS SHOULD BE DIRECTED TO:

   STATE STREET BANK & TRUST COMPANY
   P.O. BOX 8200
   BOSTON, MA 02266-8200
   800-426-5523


                                     By order of the Board of Directors


                                            [GRAPHIC OMITTED]


                                            Julian M. I. Reid
                                              Chairman










                                                                     JFCIF-PS-99